Exhibit 99.1

Keysight Technologies Reports First Quarter 2019 Results
Record First Quarter GAAP Revenue of $1B Grew 20 Percent
GAAP Earnings Per Diluted Share Grew 21 Percent

SANTA ROSA, Calif., Feb. 21, 2019 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the first fiscal quarter of 2019 ended Jan. 31, 2019.

“Keysight delivered an outstanding first quarter with both revenue and earnings exceeding the high-end of our guidance. Revenue grew 20 percent on a GAAP and non-GAAP core basis to surpass $1.0 billion, while GAAP and non-GAAP earnings grew 21 and 81 percent respectively. We continue to see broad-based momentum across multiple end markets with our differentiated solutions. Given our strategic positioning in key areas of the market, we believe we are well-positioned to continue to build on our success and expand our leadership,” said Ron Nersesian, Keysight president and CEO.

First Quarter Financial Summary

•
GAAP revenue grew 20 percent to reach $1,006 million, when compared with $837 million last year. Non-GAAP revenue, which excludes the impact of fair value adjustments to acquisition-related deferred revenue balances, grew 18 percent to reach $1,009 million. Non-GAAP core revenue, which also excludes the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months, increased 20 percent.

•	GAAP net income was $114 million, or $0.60 per share, compared with GAAP net income of $94 million, or $0.50 per share, in the first quarter of 2018.

•	Non-GAAP net income was $176 million, or $0.93 per share, compared with $97 million, or $0.51 per share in the first quarter of 2018.

•	As of January 31, 2019, cash and cash equivalents totaled $1,098 million.

Reporting Segments
As previously announced, Keysight recently completed an organizational change to align its services business with its customers and end markets. With this change, services, which was previously reported as Services Solutions Group (SSG), is now reported in the segment in which the services are delivered. Keysight reports results for three operating segments: Communications Solutions Group (CSG), Electronic Industrial Solutions Group (EISG) and Ixia Solutions Group (ISG). Additional information regarding Keysight’s new reporting segments and prior period results are available on the company’s website at investor.keysight.com.

•	Communications Solutions Group (CSG)
CSG reported revenue of $623 million in the first quarter, up 25 percent, driven by demand for 5G R&D across the wireless ecosystem, data center related next-generation 400GbE digital test and aerospace, defense and government.

•	Electronic Industrial Solutions Group (EISG)
EISG revenue grew 13 percent in the first quarter to $257 million, driven by strength in automotive and emerging IoT applications, while the semiconductor market moderated as expected.

•	Ixia Solutions Group (ISG)
ISG revenue was $129 million in the first quarter, compared with $127 million in the prior year first quarter, driven by network visibility solutions, while test revenue remained inline with last year.

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Outlook
Keysight’s second fiscal quarter of 2019 GAAP revenue is expected to be in the range of $1,057 million to $1,077 million and non-GAAP revenue for the second fiscal quarter of 2019 is expected to be in the range of $1,060 million to $1,080 million.
Non-GAAP earnings per share for the second fiscal quarter of 2019 are expected to be in the range of $0.93 to $0.99, which exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Use of Non-GAAP Financial Measures” below.

Webcast
Keysight’s management will present more details about its first quarter FY2019 financial results and its second quarter FY2019 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “ Q1 2019 Keysight Technologies Inc. Earnings Conference Call” to participate or dial +1 833-245-9654 (U.S. only) or +1 647-689-4226 (International) and enter passcode 8679259.
The webcast will remain on the company site for 90 days. A telephone replay of the conference call will be available at approximately 4:30 p.m. PT after the call and remain available for one week. The replay may be accessed by dialing +1 800-585-8367 (or +1 416-621-4642 from outside the U.S.) and entering passcode 8679259.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, information and future guidance on the company’s goals, priorities, revenues, demand, financial condition, earnings, the continued strengths and expected growth of the markets the company sells into, operations, operating earnings, and tax rates that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration or restructuring activities. The words “estimate,” “expect,” “intend,” “will,” “should,” “forecast,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements.
In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended Oct. 31, 2018.

Segment Data
Segment data reflects the results of our reportable segments under our management reporting system. Segment revenue and income from operations are consistent with the respective non-GAAP measures as explained below and in the attached supplemental schedules. Segment data are provided on page 5 of the attached tables.

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Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:

•	Non-GAAP Revenue

•	Non-GAAP Core Revenue

•	Non-GAAP Net Income

•	Non-GAAP Net Income per share
Income per share is based on weighted average diluted share count. See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended January 31, 2019 and for projected non-GAAP revenue amounts for the three months ended April 30, 2019. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

About Keysight Technologies
Keysight Technologies, Inc. (NYSE: KEYS) is a leading technology company that helps enterprises, service providers, and governments accelerate innovation to connect and secure the world. Keysight's solutions optimize networks and bring electronic products to market faster and at a lower cost with offerings from design simulation, to prototype validation, to manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor and general electronics end markets. Keysight generated revenues of $3.9B in fiscal year 2018. More information is available at www.keysight.com.
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Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, Google+, LinkedIn, Twitter and YouTube.

EDITORIAL CONTACT:
Denise Idone
+ 1 631-849-3500
denise.idone@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com
Source: IR-KEYS

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended
	January 31,		Percent
	2019	2018(a)	Inc/(Dec)

Orders	$1,016	$964	5%

Net revenue	$1,006	$837	20%

Costs and expenses:
Cost of products and services	428	412	4%
Research and development	173	150	16%
Selling, general and administrative	288	295	(2)%
Other operating expense (income), net	(4)	(3)	27%
Total costs and expenses	885	854	4%

Income (loss) from operations	121	(17)	—

Interest income	4	3	63%
Interest expense	(20)	(22)	(9)%
Other income (expense), net	15	13	13%

Income (loss) before taxes	120	(23)	—

Provision (benefit) for income taxes	6	(117)	—

Net income	$114	$94	22%

Net income per share:
Basic	$0.61	$0.50
Diluted	$0.60	$0.50

Weighted average shares used in computing net income per share:
Basic	187	187
Diluted	190	189

(a) Restated to include the impact of adoption of ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on November 1, 2018. There is no impact to net income or net income per share.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	January 31,	October 31,
	2019	2018
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,098	$913
Accounts receivable, net	580	624
Inventory	641	619
Other current assets	225	222
Total current assets	2,544	2,378

Property, plant and equipment, net	558	555
Goodwill	1,181	1,171
Other intangible assets, net	594	645
Long-term investments	52	46
Long-term deferred tax assets	741	750
Other assets	308	279
Total assets	$5,978	$5,824

LIABILITIES AND EQUITY

Current liabilities:
Short-term debt	$499	$499
Accounts payable	222	242
Employee compensation and benefits	210	276
Deferred revenue	317	334
Income and other taxes payable	56	42
Other accrued liabilities	96	69
Total current liabilities	1,400	1,462

Long-term debt	1,291	1,291
Retirement and post-retirement benefits	219	224
Long-term deferred revenue	126	127
Other long-term liabilities	284	287
Total liabilities	3,320	3,391

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares
authorized; none issued and outstanding	—	—
Common stock; $0.01 par value, 1 billion shares
authorized; 193 million shares at January 31, 2019
and 191 million shares at October 31, 2018, issued	2	2
Treasury stock at cost; 5.1 million shares at January 31, 2019 and
4.4 million shares at October 31, 2018	(222)	(182)
Additional paid-in-capital	1,925	1,889
Retained earnings	1,402	1,212
Accumulated other comprehensive loss	(449)	(488)
Total stockholders' equity	2,658	2,433
Total liabilities and equity	$5,978	$5,824

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(unaudited)
PRELIMINARY
	Three months ended
	January 31,
	2019	2018

Cash flows from operating activities:
Net income	$114	$94
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24	26
Amortization	52	52
Share-based compensation	27	19
Deferred tax benefit	(12)	(235)
Excess and obsolete inventory-related charges	7	6
Gain on divestitures	(1)	—
Pension curtailment and settlement loss	2	—
Net unrealized gains on equity investments still held	(5)	—
Other non-cash expenses, net	—	2
Changes in assets and liabilities:
Accounts receivable	56	99
Inventory	(26)	(20)
Accounts payable	(10)	14
Employee compensation and benefits	(68)	(50)
Deferred revenue	43	61
Income taxes payable	10	115
Retirement and post-retirement benefits	(12)	(12)
Other assets and liabilities	39	—
Net cash provided by operating activities(a)	240	171

Cash flows from investing activities:
Investments in property, plant and equipment	(31)	(24)
Proceeds from divestitures	2	—
Net cash used in investing activities	(29)	(24)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	30	24
Payment of taxes related to net share settlement of equity awards	(23)	(15)
Treasury stock repurchases	(40)	—
Proceeds from revolving credit facility	—	40
Repayment of revolving credit facility	—	(40)
Payment of acquisition-related contingent consideration	—	(3)
Net cash provided (used) by financing activities	(33)	6

Effect of exchange rate movements	7	9

Net increase in cash and cash equivalents and restricted cash	185	162

Cash, cash equivalents and restricted cash at beginning of period	917	820

Cash, cash equivalents and restricted cash at end of period	$1,102	$982

(a) Cash payments included in operating activities:
Income tax payments, net	$(1)	$(1)
Interest payment on borrowings	$—	$(2)

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE GUIDANCE AND NON GAAP CORE REVENUE
(In millions)
(Unaudited)
PRELIMINARY

	Q2'19 Guidance		Year-over-Year compare
	Low end	High end	Q1'19	Q1'18	Percent Inc/(Dec)
GAAP Revenue	$1,057	$1,077	$1,006	$837	20%
Amortization of acquisition-related balances	3	3	3	19
Non-GAAP Revenue	$1,060	$1,080	$1,009	$856	18%
Less: Revenue from acquisition or divestitures included in segment results			—	(6)
Currency impacts			9	—
Non-GAAP Core Revenue			$1,018	$850	20%

Non-GAAP core revenue excludes impact of currency and revenue from acquisitions or divestitures closed within the last twelve months.

Please refer page 7 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			YoY
	Q1'19	Q1'18	% Chg
Revenue	$623	$500	25%
Gross Margin, %	61.1%	57.2%
Income from Operations	$138	$63
Operating Margin, %	22%	13%

Electronic Industrial Solutions Group			YoY
	Q1'19	Q1'18	% Chg
Revenue	$257	$229	13%
Gross Margin, %	58.9%	56.6%
Income from Operations	$54	$38
Operating Margin, %	21%	17%

Ixia Solutions Group			YoY
	Q1'19	Q1'18	% Chg
Revenue	$129	$127	1%
Gross Margin, %	71.3%	75.5%
Income from Operations	$12	$18
Operating Margin, %	9%	14%

Restated for (1) the recently announced organizational change to align our services business with its customers and end markets. With this change, services, which was previously reported as Services Solutions Group (SSG), is now reported as part of the Communications Solutions Group (CSG) and Electronic Industrial Solutions Group (EISG); and (2) the retrospective application of ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which the company adopted on November 1, 2018.
Net revenue for the Ixia Solutions Group excludes the impact of amortization of acquisition-related balances of $3 million and $19 million for Q1'19 and Q1'18, respectively. Segment revenue and income from operations are consistent with the respective non-GAAP measures as discussed on Page 7.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended
	January 31,
	2019		2018
	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income	$114	$0.60	$94	$0.50
Non-GAAP adjustments:
Amortization of acquisition-related balances	54	0.28	89	0.47
Share-based compensation expense	27	0.14	19	0.10
Acquisition and integration costs	2	0.01	19	0.10
Northern California wildfire-related costs	—	—	7	0.04
Other	(3)	(0.02)	3	0.02
Adjustment for taxes (a)	(18)	(0.08)	(134)	(0.72)
Non-GAAP Net income	$176	$0.93	$97	$0.51

Weighted average shares outstanding - diluted	190		189

(a) For the three months ended January 31, 2019 and January 31, 2018 management used a non-GAAP effective tax rate of 12% and 15%, respectively.
Historical amounts have been reclassified to conform with the current presentation.
Please refer page 7 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures

Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.
Non-GAAP Revenue includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.
Non-GAAP Core Revenue is non-GAAP revenue (see Non-GAAP Revenue above) excluding the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months. We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.
Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:

•
Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude other acquisition and integration costs associated with business acquisitions that are not normal recurring operating expenses, including amortization of amounts paid to redeem acquires’ unvested stock-based compensation awards, and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

•
Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.

•
Northern California wildfire-related costs and Other Items: We exclude certain other significant income or expense items that may occur occasionally and are not normal, recurring, cash operating, from our non-GAAP financial measures. Such items are evaluated on an individual basis based on both quantitative and qualitative factors and generally represent items that we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from non-GAAP financial measures would include net unrealized gains on equity investments still held, restructuring and related costs, and significant non recurring events like goodwill impairment charges, realized gains or losses associated with our employee benefit plans, costs related to unusual disaster like Northern California wildfires, gain on sale of assets and small divestitures, separation and related costs, etc.

•
Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the second fiscal quarter of 2019 to the GAAP equivalent.

Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.